ASSIGNMENT
                              OF
                      PURCHASE AGREEMENT

      AEI Fund Management, Inc., a Minnesota corporation ("Assignor"), hereby assigns an undivided seventy percent (70%) interest to AEI Net Lease Income & Growth Fund XX Limited Partnership, a Minnesota limited partnership and an undivided thirty percent (30%) interest to AEI Income & Growth Fund 27 LLC, a Delaware limited liability company (collectively, "Assignee"), as tenants in common, in that certain Purchase and Sale between Assignor and Bradford
Landing South LLC, an Illinois limited liability company, dated February 24, 2009, with respect to property located in Vernon Hills, IL known as Staples office supply store, and Assignee hereby assumes all management responsibilities and obligations of Purchaser thereunder.


Dated: May 6, 2009            ASSIGNOR:

                              AEI FUND MANAGEMENT, INC.,
                              a Minnesota corporation


                              By /s/ Robert P Johnson
                                 Robert P. Johnson, Its President

                              ASSIGNEE:

                              AEI NET LEASE INCOME & GROWTH
                              FUND XX LIMITED PARTNERSHIP
                              a Minnesota limited partnership

                              By:  AEI Fund Management XX, Inc.
                                   a Minnesota  corporation
                                   Its corporate general partner

                              By: /s/ Robert P Johnson
                                 Robert P. Johnson, Its President

                              AEI INCOME & GROWTH FUND 27 LLC,
                              a Delaware limited liability company

                              By:  AEI Fund Management XXI, Inc.,
                                   a Minnesota corporation,
                                   Its managing member

                              By /s/ Robert P Johnson
                                 Robert P. Johnson, Its President




                  PURCHASE AND SALE AGREEMENT



      This Purchase and Sale Agreement (the "Agreement") is entered into as of this 24 day of February, 2009, by and between BRADFORD LANDING SOUTH LLC, an Illinois limited liability company (the "Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its assigns (the "Buyer"). The date on which last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

     1. PROPERTY. Seller is the owner of a parcel of real property, with all improvements thereon, known generally as 1600 North Milwaukee Avenue, Vernon Hills, Illinois, currently leased for use as a Staples Office Supply Superstore, such property being more particularly legally described on Exhibit "A" attached hereto (collectively, the "Property"). The Property includes all of Seller's rights and interests in and to all buildings and other improvements on or within the appurtenant thereto, including easements, warranties, guaranties, indemnities, and covenants. Seller wishes to sell and Buyer wishes to purchase the Property on the terms and conditions set forth herein.

     2. LEASE. The Property is being sold subject to an existing Lease of the Property, dated September 26, 2007 (together, collectively the "Lease") by and between Seller, as lessor, and Staples the Office Superstore East, Inc., a Delaware corporation, as lessee (the "Tenant"). Buyer shall have the right to review and approve such Lease during the Due Diligence Period (as defined below), in Buyer's sole discretion.

     3. CLOSING DATE. The closing date on the Buyer's purchase of the Property (the "Closing Date") shall be fifteen
(15) business days from the expiration of the later of: a) the Due Diligence Period (or an Adverse Change Review Period, if any should be occasioned, as set forth below in Section 8.03, whichever is later), or b) the period within which Seller may and does choose to cure Buyer's objections to title and survey, or c) the Lease Amendment Period (as defined herein) within which Seller shall use its reasonable good faith efforts to obtain the Amendment to Lease (as defined herein). Notwithstanding the foregoing, Seller may extend the Closing Date for three (3) business days to obtain Tenant's Certificate of Insurance naming Buyer as additional insured and/or loss payee.

     Buyer's obligation to close is contingent upon Seller satisfying all of its obligations under Section 14 hereof unless waived by Buyer, and Seller's obligation to close is contingent upon Buyer satisfying all of its obligations under
Section 14 hereof unless waived by Seller. However, the Closing Date may be earlier upon the mutual agreement of the parties, or extended (such as upon the occurrence of an Adverse Change Review Period) pursuant to other specific provisions set forth herein.

     4. PURCHASE PRICE. The purchase price for the Property is $5,306,625 (the "Purchase Price"). If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Closing Agent (as defined below) on or before the Closing Date.

      Within three (3) business days of the Effective Date of this Agreement, Buyer will deposit $75,000 (the "Earnest Money") in an interest bearing account with First American Title Insurance Company, 1900 Midwest Plaza, 801 Nicollet Mall, Minneapolis, Minnesota 55402; Attn: Katie Neidenbach (Phone No: 612-305-2082); email: kneidenbach@firstam.com (the "Closing Agent" or "Title Company").



     If for any reason this Agreement is terminated prior to the expiration of the Due Diligence Period (or prior to the expiration of the Adverse Change Review Period if such occurs because of the unanticipated occurrence of Adverse Change Due Diligence Documents as defined below), or due to Seller's failure to obtain the Lease Amendment within the Lease Amendment Period, then the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer.



     If   the  transaction  contemplated  hereby  proceeds  to
Closing, the Earnest Money and any interest accrued thereon shall be paid to Seller at Closing and Buyer shall receive a credit against the Purchase Price payable hereunder in the amount of the Earnest Money plus interest accrued thereon or upon the balance of the Purchase Price when deposited with Escrow Agent. If the Buyer does not terminate this Agreement as expressly allowed hereunder, the Earnest Money and any interest accrued thereon shall thereafter be deemed non-refundable, except to the extent any of the contingencies to Buyer's performance hereunder directly related to Seller's obligations shall not be satisfied. As used in this Agreement, the term "Earnest Money" shall mean the amount deposited by Buyer, together with all interest accrued thereon or deemed to have accrued thereon, as provided above.


      The balance of the Purchase Price in cash is to be deposited by Buyer into an interest bearing escrow account with the Closing Agent on or before the Closing Date.

     5. ESCROW. Escrow shall be opened by the Buyer with the Closing Agent upon execution of this Agreement. A copy of this fully-executed Agreement will be delivered to the Closing Agent by the Buyer and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there are any subsequent escrow instructions which conflict with this Agreement, this Agreement shall control unless the conflicting subsequent escrow instruction is signed by Buyer and Seller and specifically states that it controls.

     6. TITLE. Buyer shall order upon the Effective Date of this Agreement, a commitment for an ALTA Owner's Policy of Title Insurance (most recent edition) issued by the Closing Agent, insuring marketable title in the Property, subject only to
such   matters   as  Buyer  may  approve  and   contain   such
endorsements as Buyer may require (other than any  endorsement
requiring   the   financial  statements  of  Seller   or   its
principals) that are reasonable and available for  a  property
in   Illinois,   including  extended  coverage   and   owner's
comprehensive coverage (the "Updated Title Commitment").   The
Updated Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured and insuring Buyer in the amount of the Purchase Price.

The Updated Title Commitment shall also include:

  a) an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Property and the tax year to which they relate;

  b) shall state whether taxes are current and if not, show the amounts unpaid;

  c) the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased.

All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Updated Title Commitment ordered by Buyer. Copies of all documents referred to in the Updated Title Commitment are herein called (the "Updated Title Commitment Documents").

      Buyer shall be allowed until the expiration of the Due Diligence Period (as defined in Section 8.01 below, thirty
(30) days after receipt of earlier of the Updated Title Commitment (including the Updated Title Commitment Documents) or the Updated Survey) for examination and the making of any objections thereto and making of requests for specific endorsements, said objections or requests (hereinafter "objections") to be made in writing or deemed waived.

     If any objections are so made, the Seller shall be allowed fifteen (15) days after receipt of Buyer's objections ("Seller's Cure Period") to respond to Buyer in writing whether Seller shall cure, remove or obtain title insurance coverage over said objections. If Seller shall decide to make no efforts to cure, remove or obtain title insurance coverage over Buyer's objections, Buyer may either (a) waive its objections or (b) terminate this Agreement by written notice to Seller within five (5) business days after the expiration of Seller's Cure Period. If Buyer shall so terminate this Agreement, the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for those which expressly survive the termination of this Agreement).

     Any matters appearing on the Updated Title Commitment at the end of the Due Diligence Period allowed Buyer to review the same, to which Buyer has not objected (as well as those for which Buyer's objection has been cured by Seller) shall be deemed "Permitted Exceptions". If Seller shall fail to cure Buyer's title objections to Buyer's reasonable satisfaction before the expiration of the Seller's Cure Period, this Agreement shall terminate by written notice to Seller within five (5) business days after the expiration of the Seller Cure Period and Buyer's Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for those which expressly survive the termination of this Agreement).

     The Buyer shall also have five (5) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Updated Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such items. Such five (5) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title. Any matters appearing on the Updated Title Commitment at the end of the aforementioned five (5) business day review period by Buyer to which Buyer does not object shall be deemed "Permitted Exceptions".

     If any further objections are so made based upon any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Updated Title Commitment, the Seller shall be allowed fifteen (15) days after receipt of Buyer's objections ("Seller's Cure Period") to elect to respond to Buyer in writing whether Seller shall cure, remove or obtain insurable title over said objections. If Seller shall decide to make no efforts to cure, remove or obtain insurable title over Buyer's objections, Buyer may either (a) waive its objections or (b) terminate this Agreement by written notice to Seller within five (5) business days after the expiration of Seller's Cure Period. If this Agreement shall so terminate, the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for those which expressly survive the termination of this Agreement).

     7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer, in Buyer's sole discretion. Said inspection shall be completed within the Due Diligence Period, and Buyer shall provide Seller with its written notice of any disapproval of the Property prior to the expiration of the Due Diligence Period. If Buyer shall not give Seller any written notice of such disapproval, this condition precedent shall be deemed waived.

     8.   DUE DILIGENCE AND DUE DILIGENCE PERIODS.

     8.01 DUE DILIGENCE DOCUMENTS AND DUE DILIGENCE PERIOD.

     Unless sooner waived in writing by Buyer, in order to conduct all of its inspections, due diligence and review to satisfy itself regarding each Due Diligence Document, the Property and this transaction, and provided Buyer has ordered the Updated Title Commitment and the ALTA Survey within two
(2) business days following the Effective Date, Buyer shall have until the end of the thirtieth (30th) day after the delivery of the first to occur of (i) the delivery of the Updated Title Commitment, or (ii) the delivery of the Updated Survey ("Due Diligence Period").

     Within three (3) business days following the Effective Date of this Agreement or such other time frame specified below, the following Due Diligence Documents, to the extent such documents are in Seller's possession, are to be delivered by Seller, at Seller's expense (unless specifically designated herein to be obtained by Seller or Buyer, or to be obtained by Tenant):

     a)   Within  two  business  days of the  Effective  Date,
          Buyer  will be responsible for ordering the  Updated
          Title   Commitment  and  Updated  Title   Commitment
          Documents as defined above in Section 6;

     b) Within two business days of the Effective Date, Buyer will be responsible for ordering an updated as built ALTA Survey (the "Updated Survey");

     c) A complete copy of the Lease and Guaranty of Lease, if any, and any amendments thereto, including but not limited to amendments, assignments of lease and/or letter agreements, commencement agreements, memorandum of leases, project acceptance letter (wherein Tenant accepts possession of the property, if Tenant shall have issued the same or similar) and the most recent tenant estoppel currently in Seller's possession;

     d)   Buyer  shall  order an Updated Phase I Environmental
          Site Assessment report in accordance to ASTM 1527 05 guidelines ("Updated Phase I ESA");

     e) A copy of the Seller's existing insurance certificate(s) for the Property;

     f) A copy of the Tenant's existing insurance certificate(s) for the Property;

     g) If in Seller's possession, any zoning information concerning the current zoning of the Property;

     h) Copies of the existing final building plans and specifications for the improvements;

     i)   A   copy   of  the  most  recent  sprinkler   system
          certification if in Seller's possession;

     j) A copy of the most recent real estate tax statement for the Property;

     k)   A  rent  accounting for the last twelve (12)  months
          (or   such   shorter   period  reflecting   Tenant's
          occupancy of the Property) showing when Seller received each check from Tenant;

     l)   If    in   Seller's   possession,   Certificate   of
          Substantial  Completion  executed  by  the   project
          architect   and/or   general  contractor   for   the
          improvements, if any; and

     Buyer  acknowledges delivery and receipt of the following
     Due Diligence Documents provided by Seller:

     m)   Copies of Seller's existing Owner's Title Policy  of
          the   Property,   with  copies  of  its   underlying
          documents;

     n) A copy of the Seller's existing as built ALTA survey and/or existing boundary ALTA survey of the Property
          ("Existing Survey");

     o)   A copy of the soils report;

     p) A copy of the Certificate of Occupancy from the governing municipality;

     q)   A copy of the existing MAI appraisal; and

     r) Copies of any and all warranties respecting construction of the improvements, including but not limited to the roof, HVAC system, structural, plumbing or electrical that have not expired by their terms, and assignments thereof to Tenant, issued to or required to be provided to Tenant as designated in the Lease.

     Buyer will require any and all warranties that have not expired and have not been transferred to Tenant to be transferred to Buyer on the Closing Date. In the event the warranties are unable to be transferred to Buyer on the Closing Date, Seller shall provide Buyer with a letter of undertaking wherein Seller agrees upon receipt of Buyer's written request to use reasonable efforts to transfer the warranties in Buyer's name provided that Buyer shall pay all fees related to such transfer.

     (All of the above described documents (a) through (r) whether to be provided by Seller or obtained by Buyer or previously provided by Seller are hereinafter collectively the "Due Diligence Documents").

     If the transaction contemplated hereby is terminated for any reason, Buyer shall return to Seller any Due Diligence
Documents provided to Buyer by Seller or paid for by Seller.

     Buyer shall notify Seller of Buyer's receipt of the Updated Title Commitment or Updated Survey and, if then applicable, the commencement of the Due Diligence Period.

      After receipt and review of the Due Diligence Documents or after Buyer's inspection of the Property, Buyer may cancel this Agreement for any reason, in its sole discretion, by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent on or before the expiration of the Due Diligence Period and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement).

     If notice of termination is not given on or before the expiration of the Due Diligence Period, all such matters shall be deemed acceptable and all such conditions satisfied and/or waived and the right to termination under Section 8.01 shall be extinguished and the Earnest Money shall be non-refundable to Buyer, except in the event: (i) of Seller's default; (ii) Buyer's termination hereof based upon receipt of any Adverse Change Documents as defined below as set forth in Section 8.03; or (iii) pursuant to Buyer's right to terminate as otherwise set forth herein, in which case the Earnest Money shall be returned to Buyer.

     8.02 FORM OF CLOSING DOCUMENTS. Within the Due Diligence Period, Seller shall, use reasonable efforts, at its sole expense, provide to Buyer the following documents, and Seller and Buyer shall agree on the form of the following documents, which are to be delivered to Buyer on the Closing Date by Seller (and executed by Seller and Buyer as appropriate) as set forth in Section 14 hereof:

     (a) Special warranty deed in the form attached hereto and incorporated herein as Exhibit "C";

     (b)  Seller's Affidavit;

     (c)  FIRPTA Affidavit;

     (d) Assignment and Assumption of the Lease, in the form attached hereto and incorporated herein as Exhibit "D";

     (e) A generic Assignment of warranties in the form as attached hereto and incorporated herein as Exhibit "E";

     (f) Amendment of Lease between Seller, as landlord, and Tenant in the form attached hereto as Exhibit "F", as amended, if necessary as allowed by Section 8.04 ("Amendment to Lease");

     (g) Estoppel from Tenant, in the form attached hereto as Exhibit "G", as amended, if necessary as allowed by Section 8.04;

     (h) Estoppel from Lowe's Home Centers, Inc. relating to the recorded Declaration of Easements, Covenants, Restrictions, Rights and Obligations in accordance with Section 7.1 thereof;

     (i) Estoppel from Bradford Landing South LLC., as Developer relating to the recorded Easements, Covenants, Conditions and Restrictions;

     (j)  Notice of Sale and Assignment of Lease to Tenant; and

     (k) Amendment to the Declaration of Easement and Maintenance Agreement recorded as File No. 6255008 in the Lake County, Illinois, Recorder's Office, which such Amendment shall be recorded.

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (k) prior to the end of the Due Diligence Period, or the same cannot or will not be delivered by Seller on the Closing Date, this Agreement may be terminated by either Seller or Buyer and the Earnest Money and accrued interest shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder (except for any obligation expressly surviving the termination of this Agreement).

     8.03 ADVERSE CHANGE DUE DILIGENCE DOCUMENTS AND ADVERSE CHANGE REVIEW PERIOD. As soon as available, up until the Closing Date (the "Adverse Change Review Period"), Seller shall deliver to Buyer the following items for review and acceptance:

     (a) Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the Due Diligence Documents (collectively, if any, the "Adverse Change Due Diligence Documents").

     If necessary, the Closing Date shall be extended to allow Buyer to have ten (10) business days to examine and to accept all of the above-described Adverse Change Due Diligence Documents. After Buyer's receipt and review of the Adverse Change Due Diligence Documents, Buyer may cancel this Agreement if any of the Adverse Change Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Adverse Change Review Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money and accrued interest shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

      It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no adverse material changes in any of the information reflected in the Due Diligence Documents or Adverse Change Due Diligence Documents after the date of such document and prior to closing except for those adverse material changes that Buyer accepts in accordance with this Section 8.03.

      8.04 LEASE AND TITLE REVIEW. Buyer has undertaken a review of the Lease, the Easements, Covenants, Conditions and Restrictions between Lowe's Home Centers, Inc. and Seller recorded as File No. 6255006, the Declaration of Easements, Covenants, Restrictions, Rights and Obligations recorded as File No. 6255007 and the Declaration of Easements and Maintenance Agreement by Seller recorded as File No. 6255008, each recorded in the Recorder's Office for Lake County, Illinois (collectively, the "CCRs"). Buyer's review of the Lease and CCRs occurred prior to execution of this Agreement by the parties and resulted in Buyer's request that the Lease be amended to correct some inconsistencies and uncertain language, as well as a request for some amendments to the Declaration of Easements and Maintenance Agreement. As to the amendments to the Lease, Buyer and Seller agree that Seller shall approach the Tenant with the Amendment to Lease attached hereto as Exhibit "F", and shall use Seller's reasonable good faith efforts to obtain the Tenant's agreement to execute and deliver the Amendment to Lease. In addition, Seller shall make those amendments to the Declaration of Easements and Maintenance Agreement as requested by Buyer prior to execution of this Agreement in a form to be approved by Buyer. Seller acknowledges that Buyer reviewed the Lease and CCRs without benefit of the Due Diligence Documents, the Updated Title Commitment or the Updated Survey. If not sooner provided to Seller in writing, Buyer agrees to provide any additional revisions to Exhibits F and G, or a statement that no further revisions are required as a result of Buyer's due diligence review, on or prior to the expiration of the Due Diligence Period.

     8.05 LEASE AMENDMENT PERIOD. For a period of thirty (30) days following the expiration of the Due Diligence Period (the "Lease Amendment Period"), Seller shall use its reasonable and good faith efforts to present the Tenant with the Amendment to Lease and obtain the Tenant's authorized signature on the Amendment to Lease. Seller shall deliver written notice to Buyer on or before expiration of the Lease Amendment Period that Seller is unable to obtain Tenant's signature on the Amendment to Lease. Within five (5) business days of Buyer's receipt of such notice, Buyer shall notify Seller of Buyer's intent to waive Seller's delivery of the Amendment to Lease and proceed to Closing or terminate this Agreement, in which event the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer and neither party shall have any further duties or obligations to the other hereunder.

     9. CLOSING COSTS. Subject to closing of the transaction contemplated hereby and payment of the Purchase Price, Seller shall pay the following closing costs: (i) the transfer taxes (state, county, and municipality, if such exists) and/or transfer fees; (ii) all recording costs associated with the Deed and Assignment and Assumption of Lease; (iii) one half of the escrow fees; (iv) the costs associated with an updated title commitment/search and a standard Owner's Title policy
(including   extended  coverage)  premium;   (v)   all   costs
associated with an updated ALTA survey; (vi) any and all brokerage commissions owed by Seller; and (vii) all costs associated with recording any document(s) or instrument(s) necessary to cure any title objections raised by Buyer and agreed to be cured by Seller.

          Buyer shall pay the following closing costs: (i) one half of the escrow fees; (ii) all costs associated with an updates ASTM Phase I Environmental Report; and (iii) the cost of any endorsements it may require on its Owner's Title
Policy, except that Seller shall pay for any endorsements required to insure over Buyer's title objections for which Seller has undertaken to cure and Seller shall pay for any costs associated with the removal of the standard exceptions for mechanic's liens and real estate taxes unpaid but due and payable.

          Each party will pay its own attorneys' fees to close this transaction.

     10. REAL ESTATE TAXES AND ASSESSMENTS. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable prior to and in the year of Closing on or before the Closing Date have been or will be paid in full as of the Closing Date. The parties acknowledge that the State of Illinois assesses its real property taxes in arrears. Seller represents to Buyer that all unpaid real estate taxes and levied and pending special assessments payable in the year of Closing are for the 2008 tax year and shall be prorated between the Seller and Tenant to reflect the actual dates of occupancy by Tenant and commencement of the Lease. Thereafter all unpaid real estate taxes and levied and pending special assessments payable through the term of the Lease are the responsibilities of the Tenant and shall be the responsibility of the Tenant under the Lease after the Closing Date, as well as Tenant shall pay to Buyer Tenant's prorated portion of real property taxes for its final year of occupancy which shall not be assessed and payable until the year following expiration of the Lease.

     This provision and the respective obligations of the parties under this Section 10 shall survive Closing.

     11. Prorations. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Lease in accordance with Section 10 above, and (ii) any charges arising under any of the encumbrances to the Property which are not the obligation of Tenant if any. To the extent that information for the payment is not available on the Closing Date or if the actual amount of taxes or any expense due for the Property which arises at Closing has not been paid by Tenant, then the parties shall make any adjustments necessary so that the amounts payable for the Property due for the period shall be withheld from the disbursement of the Purchase Price to Seller and placed in escrow pursuant to the terms of an escrow agreement. The escrow agreement shall provide for notice to Tenant of the unpaid amounts along with a commercially reasonable cure period requiring payment by Tenant and after such period has expired either disbursement of an amount equal to the sum paid by Tenant or a proportionate amount to be disbursed from the escrow and paid to Buyer to pay such amount if Tenant failed to do so within the cure period. All remaining sums shall be disbursed to Seller to the extent the expenses are paid and otherwise to Buyer if any expense remains unpaid. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available, provided however that no actual proration of such taxes, charges or expenses shall occur unless and until Tenant has failed to pay the same when due. In the event Tenant does not pay any expenses that are the responsibility of the Tenant under the Lease, Seller and Buyer agreed to each pay its prorata share of said taxes, charges, and expenses as of the Closing Date. This provision and the respective obligations of the parties shall survive Closing.

     12.   SELLER'S  REPRESENTATIONS AND  WARRANTIES.   Seller
represents and warrants as of this date and to the best of Seller's knowledge that:

     (a)  Except  for  this  Agreement and the  Lease  between
          Seller and Tenant, and those matters disclosed in the materials delivered to Buyer pursuant to Sections 6 and 8, Seller is not aware of any other agreements or leases with respect to the Property entered into by Seller;

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this
          Agreement   and  has  by  proper  proceedings   duly
          authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (c)  Seller  does  not  have any actions  or  proceedings
          pending,  which would materially affect the Property
          or   Tenant,   except  matters  fully   covered   by
          insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e)   All   of   Seller's   covenants,   agreements,   and
          representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns;

     (f)  The  Property  is  in good condition,  substantially
          undamaged  by fire and other hazards,  and  has  not
          been   made   the   subject  of   any   condemnation
          proceeding;

     (g) The use and operation of the Property now is in full compliance with applicable local, state and federal laws, ordinances, regulations and requirements;

     (h) Seller has not caused or permitted the Property to be in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property, including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

     (i)  The   transaction  contemplated  herein   does   not
          represent a fraudulent conveyance by Seller;

     (j) Neither Seller nor, to Seller's current, actual knowledge, any of Seller's partners, are an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not
          limited       to,       the      OFAC       website,
          (http://www.treas.gov/offices/enforcement/ofac/sdn/t
          11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "Prohibited Person"). Neither Seller nor its members shall knowingly: (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224; and

     (k) These Seller's representations and warranties deemed to be true and correct as of the Closing Date subject to the following provisions. If the Seller shall notify Buyer of a change in its representation and warranties prior to the Closing Date, the Buyer shall get five (5) business days to review such change and terminate this Purchase Agreement if Buyer deems necessary. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately.

These representations and warranties shall survive the Closing for 12 months.

Buyer shall promptly notify Seller of any matter of which Buyer becomes aware, without duty of inquiry or investigation, which could make any representation or warranty untrue.

     13.    BUYER'S  REPRESENTATIONS  AND  WARRANTIES.   Buyer
represents and warrants to Seller that:

     (a)  Buyer  has  all  requisite power  and  authority  to
          consummate  the  transaction  contemplated  by  this
          Agreement   and  has  by  proper  proceedings   duly
          authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound; and

     (c) Neither Buyer nor, to the best of Buyer's knowledge, any of Buyer's members, are an entity or person:
          (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); ii) whose name appears on the United States Treasury
          Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the
          OFAC                                        website,
          (http://www.treas.gov/offices/enforcement/ofac/sdn/t
          11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subsections (i) - (v) above are herein referred to as a "Prohibited Person"). Neither Buyer nor its members shall knowingly: (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

     These Buyer's representations and warranties deemed to be

     true and correct as of the Closing Date and shall survive

     the Closing.



     14.  CLOSING.

     (a) On or before the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing
Date:

     (1) A special warranty deed conveying title to the Property to Buyer, in the form and substance as attached hereto and incorporated herein as Exhibit "C",;

     (2) Amendment to Lease executed by Seller and Tenant in form and substance as attached hereto and incorporated herein as Exhibit "F" or as otherwise reasonably acceptable to Buyer;

     (3) Estoppel letter from Tenant, in form and substance as attached hereto and incorporated herein as Exhibit "G" or as otherwise reasonably acceptable to Buyer;

     (4) Estoppel letter from Lowe's Home Centers, Inc. relating to the recorded Declaration of Easements, Covenants, Restrictions, Rights and Obligations;

     (5)  Estoppel letter from Bradford Landing South LLC., as
          Developer relating to the recorded Easements, Covenants, Conditions and Restrictions;

     (6)  Amendment to Declaration of Easements and Maintenance
          Agreement in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (7) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (8) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (9) Seller's counterpart to the Assignment and Assumption of the Lease in the form and substance as attached hereto and incorporated herein as Exhibit "D", accompanied by the original Lease and originals of any and all documentation modifying the Lease, including but not limited to, assignments, amendments, commencement agreement, memorandum of lease, and letter agreements;

     (10) Assignment and assumption of warranties in the form and substance as attached hereto and incorporated herein as Exhibit "E";

     (11) Notice of Sale and Assignment of Lease to Tenant;

     (12) Tenant's Certificate of Insurance naming Buyer as additional insured and/or loss payee, as required by the Lease;

     (13) A down-dated title commitment for an owner's title insurance policy, reflecting only Permitted Exceptions and endorsements required by Buyer during the Due Diligence
          Period;

     (14) A letter from Seller to Buyer wherein the Seller itemizes
          (in percentages totaling 100%) the following percentages of costs of the Premises: land acquisition, soft costs, building construction, and site work (this assists Buyer in allocating the Property onto its books at Closing).

(b) On or before the Closing Date, Buyer will deposit the following with the Closing Agent: i) the Purchase Price; and
ii) its counterpart to the Assignment and Assumption of Lease.

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

     15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option (and the Earnest Money returned to Buyer immediately) in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof for a period of ten (10) days after receipt of written notice from Buyer to Seller requesting compliance. However, if such matter cannot be cured within ten (10) days, and Seller has commenced cure within such ten (10) day period and is diligently pursuing such cure, Seller shall be afforded such additional time, not to exceed thirty (30) days, as is necessary to cure such matter. If necessary, the Closing Date shall be extended so long as Seller is diligently pursuing a cure pursuant to this Section 15(a);

     (b)  A   default   exists   in  any  material   financial
          obligation of Seller or Tenant;

     (c)  Any   representation  made  or  contained   in   any
          submission  from Seller or Tenant,  or  in  the  Due
          Diligence Documents, proves to be untrue, in any material respect or substantially false or misleading at any time prior to the Closing Date;

     (d) There has been a material adverse change in the financial condition of Tenant or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or against Tenant which affects their respective abilities to perform under the Lease;

     (e)  Any    bankruptcy,    reorganization,    insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Tenant;

     (f) Seller or Tenant shall be dissolved, liquidated or wound up;

     (g) Tenant does not take possession of the Property and/or commence paying rent under the Lease by the Closing Date;

     (h) Notice of termination given by Buyer pursuant to any right to do so hereunder.

     16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement (which damage exceeds 10% of the Purchase Price of the Property or abates payment of rent by Tenant or renders the Lease invalid), this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Section 8 hereof have been satisfied, or waived; and (b) any period provided for above in Section 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Tenant.

      If prior to closing, the Property, or any part thereof, is taken by eminent domain (which taking delays commencement of the Lease or delays payment of rent by the Tenant or renders the Lease invalid) this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding, subject to the rights of the Tenant.

      In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

     17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing  overnight delivery to the party at  his  or  its address set forth below, or by facsimile transaction to the respective fax number(s) set forth below with printed confirmation of receipt thereof, or to such other address as such party may hereafter designate by written notice to the other party. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery.

If to Seller:    Chad Jones
                 Bradford Landing South LLC
                 c/o Bradford Real Estate Services Corp.
                 10 South Wacker Drive, Suite 2935
                 Chicago, IL 60606
                 Phone: 312-755-8014
                 Fax: 312-755-8070
                 Email: jones@bradfordchicago.com

with a copy to:  Elizabeth Corey
                 Foley & Lardner LLP
                 321 N. Clark Street
                 Chicago, IL 60610
                 Phone: 312-832-4585
                 Fax: 312-832-4700
                 Email: ecorey@foley.com

If to Buyer:     AEI Fund Management, Inc.
                 1300 Wells Fargo Center
                 30 E. 7th Street
                 St. Paul, MN 55101
                 Attention:  George Rerat / Marissa Kim
                 Phone: 651-227-7333
                 Fax:  651-225-8144
                 Email:  grerat@aeifunds.com  / mkim@aeifunds.com

With a copy to:  Michael Daugherty
                 30 East Seventh Street
                 Suite 1300
                 Wells Fargo Place
                 St. Paul, MN 55101
                 Phone: 612-720-0777
                 Fax: 612-677-3181
                 Email: mbdlaw@usinternet.com

     18.  Miscellaneous.

     18.1 ENTIRE AGREEMENT; AMENDMENTS; RULE OF CONSTRUCTION; WAIVERS; ATTORNEYS' FEES. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     18.2 DEFAULT. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at its election, as its sole and exclusive choice of remedy, enforce specific performance or terminate this Agreement and receive its Earnest Money back in full immediately. If the transaction contemplated by this Agreement does not close by the Closing Date, through no fault of Seller (if this Agreement has not been terminated by Buyer pursuant to Buyer's right to terminate hereunder), Seller may at its election, as its sole and exclusive choice of remedy, enforce specific performance or terminate this Agreement and receive the Earnest Money in full.



     18.3 ASSIGNMENT. With written notice to Seller, this Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate or affiliates of Buyer.

     18.4 BROKERS. Seller shall pay any and all real estate commissions due and payable to any broker claiming commission by and through its representation of Seller according to the terms of Seller's agreement with any such broker. Seller agrees to pay to Tom May, May Center Advisors ("Agent") a commission pursuant to a separate written agreement between Agent and Seller, for its services in connection with this transaction.

     18.5 COMPUTATION OF TIME. If the time period or date by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires or occurs on a Saturday, Sunday, or legal or bank holiday, then such time period or date shall be automatically extended through the close of business on the next regularly scheduled business day.



     18.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and which together shall constitute the agreement of the parties hereto.


     18.7 EXPIRATION. Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until February ___, 2009, within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.



             [SIGNATURES FOLLOW ON THE NEXT PAGE]


     IN  WITNESS WHEREOF, Seller and Buyer have executed  this
Agreement effective as of the date last set forth below.

SELLER:

Bradford Landing South LLC,
an Illinois limited liability company

By: Bradford Real Estate Services Corp.,
       its authorized member


By: /s/ Steven M Pagnotra
Name:   Steven M Pagnotra
Its:    President
Date:   2/23/09


BUYER:

AEI Fund Management, Inc.,
a Minnesota corporation


By: /s/ Robert P Johnson
        Robert P. Johnson
Its:    President
Date:   February 24, 2009



                          EXHIBIT "A"

                       LEGAL DESCRIPTION


LOT  2  IN THE SHOPPES AT GREGG'S LANDING SUBDIVISION OF PARTS
OF SECTION 28 AND 33, TOWNSHIP 44 NORTH, RANGE 11, EAST OF THE
THIRD PRINCIPAL MERIDIAN.